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                                                                    EXHIBIT 10.7

TALX CORPORATION
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FY05 Incentive Bonus Plan Agreement                      Earnings Per Share [ ]%
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EFFECTIVE 04/01/04 - 03/31/05
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                                                                   Revised 04/04


                   Bonus Type                                  Criteria                       Bonus Paid
------------------------------------------------- ----------------------------------- ----------------------------
ANNUAL GOAL                                       TALX annual EPS goal for the        The EPS annual amount will
EARNINGS PER SHARE (EPS)                          fiscal year 2005 which will be      be paid out at the normal
(April '04- March '05)                            determined by the Board of          payroll following the
                                                  Directors at their May 2004         successful completion of
100% of Total Bonus Potential                     meeting.  The EPS goal includes     the year-end financial
                                                  bonus accrual at 100% of expected   audit.
                                                  payout but excludes effects of
                                                  acquisitions if any.


* THE GRADUATED SCALE BELOW SHOULD BE USED IN CALCULATING THE ABOVE EPS BONUS AWARD FOR THE FY05 INCENTIVE BONUS PLAN.

  % of Goal     Payout    % of Goal    Payout    % of Goal    Payout    % of Goal    Payout    % of Goal    Payout
-------------- --------- ------------ --------- ------------ --------- ------------ --------- ------------ ---------
    125%         150%       116%        132%       106%        112%        97%        94%         88%        76%
    124%         148%       114%        128%       105%        110%        96%        92%         87%        74%
    123%         146%       113%        126%       104%        108%        95%        90%         86%        72%
    122%         144%       112%        124%       103%        106%        94%        88%         85%        70%
    121%         142%       111%        122%       102%        104%        93%        86%         84%        68%
    120%         140%       110%        120%       101%        102%        92%        84%         83%        66%
    119%         138%       109%        118%       100%        100%        91%        82%         82%        64%
    118%         136%       108%        116%        99%        98%         90%        80%         81%        62%
    117%         134%       107%        114%        98%        96%         89%        78%         80%        60%

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FY05 Incentive Bonus Plan Policy
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The TALX incentive bonus plan is designed to deliver significant cash compensation for superior performance against specific standards. The incentive bonus plan is an important part of TALX's compensation philosophy, coupled with our policy of competitive salaries and merit-based increases, the incentive bonus plan provides for additional compensation opportunities based on the accomplishment of specific financial objectives and departmental performance goals.

HOW FY05 INCENTIVE BONUS PLAN AWARDS ARE DETERMINED

Employees with direct sales responsibilities within the Sales organization will receive a fiscal year position specific incentive compensation plan which details how quota, commission, and bonuses are earned. All other employees' incentive bonus plans may have a TALX Earnings Per Share goal portion and may also have a departmental performance goal component. There will be a graduated scale enabling payment in excess of the incentive amount for greater than 100% attainment of the goals as well as enabling payment of a portion for less than 100% attainment of the goals. Effective dates on or before the 15th are rounded to the first of that month; effective dates on or after the 16th are rounded to the first of the following month.

FOR CHANGES IN BASE SALARY DURING FY05

The employee's base salary effective at the beginning of FY05, April 1, 2004, will be the base salary utilized in the calculation of the incentive bonus awards.

FOR CHANGES IN EMPLOYMENT (FULL-TIME VS. PART-TIME) STATUS DURING FY05

The award will be prorated to reflect the change in employment status based upon the effective date of the status change rounded to the nearest month.

FOR NEWLY HIRED EMPLOYEE OR PROMOTIONS

Eligibility will begin based upon the hire/promotion date.

FOR TRANSFERS BETWEEN DEPARTMENTS

The award will be prorated between the two departments based upon the effective date of the new position.

FOR TERMINATIONS OR RESIGNATIONS

An employee must be actively employed on the date bonuses become payable in order to be eligible for an incentive award for that period.

GUARANTEES

No part of any incentive award to any employee may be guaranteed or in any way assured unless pre-approved in writing by the Chief Financial Officer and President. TALX may, at TALX's sole discretion, elect to pay, not pay or amend the amount payable to any employee under the Incentive Bonus Plan.